EX-99.1

Investor Contacts:	Media Contacts:
Elise Caffrey	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
ecaffrey@irobot.com	cvaida@irobot.com

iRobot Names Elisha Finney to Board of Directors

BEDFORD, Mass., January 17, 2017 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer home robotics products, today announced the addition of Elisha Finney, executive vice president and chief financial officer at Varian Medical Systems (NYSE: VAR), to its board of directors. Ms. Finney brings more than 25 years of financial and technology-related expertise to iRobot as the company focuses on a strategy of growth and allocating capital that maximizes shareholder value.

Ms. Finney’s management responsibilities at Varian Medical Systems include corporate accounting; corporate communications and investor relations; internal financial and compliance audit; risk management; tax and treasury, and corporate information systems. She joined Varian in 1988 and was named vice president of finance and CFO in April, 1999. In January, 2005, she was promoted to senior vice president and given additional management responsibility for the corporate information systems group. Ms. Finney was named executive vice president of Varian in February, 2012. She recently announced her intention to retire from Varian when a successor is named, which is expected to occur during the fiscal year 2017. Ms. Finney also serves on the board of directors at ICU Medical and previously served as a board member at Altera Corporation, Thoratec and Laserscope.

“Elisha’s deep financial background, coupled with her knowledge of information systems and manufacturing, will be tremendous assets as iRobot continues to expand internationally, scale its connected product line and maximize value for its shareholders,” said Colin Angle, chairman and CEO of iRobot. “Elisha is a valuable addition to iRobot’s team, and we are excited to welcome her to the board.”

“I am excited to join iRobot and work with its leadership team and board as the company expands its operations worldwide,” said Ms. Finney. “Consumer robotics, while already a proven category, possesses even more opportunity for household needs, and I look forward to becoming a part of the company’s success in the years to come.”

iRobot also announced that Andrea Geisser and Gail Deegan will be stepping down from the company’s board of directors when their terms expire at the next Annual Meeting of Shareholders, currently planned for May 2017.

“Andrea and Gail have made significant contributions to iRobot over the years, and we wish them the best as they move on to new opportunities. As they step down, the recent additions of Elisha and Andrew Miller, along with the financial expertise that they both bring, ensure that the Board is fully represented and in a strong position moving forward,” stated Angle.

iRobot previously announced the naming of Andrew Miller, executive vice president and chief financial officer at PTC, to its board of directors in September 2016.

About iRobot Corporation
iRobot designs and builds robots that empower people to do more. The company’s home robots help people find smarter ways to clean and accomplish more in their daily lives. iRobot’s portfolio of solutions features proprietary technologies for the connected home and advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to iRobot Corporation's expectations concerning management's plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot, see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.